A PCAOB Registered CPA Firm
Simon & Edward, LLP
Certified Public Accountants & Consultants

AN INDEPENDENT MEMBER OF BDO ALLIANCE USA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Softto Inc.

We hereby consent to the incorporation by reference of our report, dated August 22, 2024, in the Registration Statement on Form F-1, relating to the consolidated financial statements of Softto Inc.

We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Simon & Edward, LLP

Rowland Heights, California

January 22, 2025